As filed with the Securities and Exchange Commission on March 28, 2014
Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEURALSTEM, INC.

(Exact name of issuer as specified in its charter)

Delaware	52-2007292
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

20271 Goldenrod Lane, 2nd Floor

Germantown, MD 20876

301.366.4960

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Amended and Restated 2005 Stock Plan

2007 Stock Plan

Amended 2010 Equity Compensation Plan

(Full title of the plan)

Paracorp, Inc.

40 E. Division Street Suite A

Dover, DE 19901

(888) 372-7273

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raul Silvestre, Esq

Silvestre Law Group, P.C.

31200 Via Colinas, Suite 200

Westlake Village, Ca 91362

(818) 597-7552

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

	Amount	Proposed		Proposed	Amount
Title of Each Class of	to be	Offering Price		Aggregate	of
Securities to be Registered	Registered (1)	Per Share		Offering Price	Registration Fee
Shares of common stock issuable under the Amended and 2010 Equity Compensation Plan	7,000,000	$4.24	(3)	$29,680,000	$3,822.78
Total	7,000,000			$29,680,000	$3,822.78

(1) Represents 7,000,000 additional shares of common stock issuable under the Neuralstem Amended 2010 Equity Compensation Plan. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this registration statement also covers an indeterminable number of shares of common stock which may become issuable pursuant to the anti-dilution provisions of the Amended 2010 Equity Compensation Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933 based upon the average of the high and low prices of the registrant’s common stock on the NYSE MKT on March 24, 2014.

As permitted by Rule 429 under the Securities Act, the prospectus filed together with this registration statement is a combined resale prospectus which shall be deemed a post-effective amendment to the registrant’s registration statements numbered 333-172563 on Form S-8.

EXPLANATORY NOTE

Registration Statement number 333-172563 (“Prior Registration Statement”) was filed on March 1, 2011 with the Securities and Exchange Commission (the “SEC”) to register: (i) 4,000,000 shares of common stock pursuant to our Amended and Restated 2005 Stock Plan (“2005 Plan”), and (ii) 6,150,000 shares of common stock pursuant to our 2007 Stock Plan (“2007 Plan”), and (iii) 7,000,000 shares of common stock pursuant to our Amended 2010 Equity Compensation Plan (“2010 Plan”). On April 30, 2013, our board of directors approved to amend our 2010 Plan to increase the number of common shares available under such plan from 7,000,000 to 14,000,000. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference, to the extent not otherwise amended or superseded by the contents hereof. This Registration Statement on Form S-8 has been prepared in accordance with General Instruction E of Form S-8 under the Securities Act of 1933, as amended (which we refer to herein as the Securities Act) to:

•	Register an additional 7,000,000 shares of our common stock, par value $.01 per share, issuable pursuant to our 2010 Plan; and

•	Update the reoffer prospectus included in Prior Registration Statement and that forms a part of this Registration Statement relating to the resale of “control securities” and/or “restricted securities” that have been or will be acquired under our 2005 Plan, 2007 Plan and 2010 Plan, as amended, by certain of our officers and directors, who are the selling stockholders identified in the reoffer prospectus.

As permitted by Rule 429 under the Securities Act, the prospectus filed together with this registration statement is a combined prospectus which shall be deemed a post-effective amendment to the Prior Registration Statement.

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8, and the documents containing the information specified by Part I will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.

Item 2.	Registrant Information and Employee Stock Option Plan Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement on Form S-8 (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, officers or directors pursuant to Rule 428(b) under the Securities Act or additional information about the Plans and its administrator are available without charge by contacting:

NEURALSTEM, INC

20271 Goldenrod Lane, 2nd Floor

Germantown, MD 20876

Attn: Shareholder Services

Tel: 301.366.4960

REOFFER PROSPECTUS

NEURALSTEM, INC.

16,981,015 SHARES OF COMMON STOCK

This prospectus relates to the reoffer and resale, from time to time, of 16,981,015 shares (“Shares”) of our common stock held or to be acquired by the selling stockholders following the exercise of awards previously granted or to be granted pursuant to our: (i) Amended 2005 Stock Plan (“2005 Plan”), (ii) 2007 Stock Plan (“2007 Plan”) and (iii) Amended 2010 Equity Compensation Plan (“2010 Plan”) (collectively the “Plans”). The selling stockholders may acquire additional shares of our common stock under the Plans. The selling stockholders are not required to sell any shares of our common stock.

The shares of our common stock covered by this prospectus are “restricted securities” or “control securities” under the Securities Act of 1933, as amended, or the Securities Act.  This prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the selling stockholders, on a continuous or delayed basis, to the public without restriction.  Each stockholder that sells shares of our common stock pursuant to this prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act.  If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the shares of common stock covered by this prospectus as principals, any profits received by such broker-dealers on the resales of shares may be deemed to be underwriting discounts or commissions under the Securities Act.

We will not receive any proceeds from sales of the shares of our common stock covered by this prospectus by any of the selling stockholders. The shares may be offered, from time to time, by any or all of the selling stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he, she or they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price.  See “Plan of Distribution.” We will bear all costs, expenses and fees in connection with the registration of the shares.  Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

Our common stock is listed on the NYSE MKT under the symbol “CUR.” On March 24, 2014, the closing price of our common stock on the NYSE MKT was $4.17 per share. You are urged to obtain current market quotations of our common stock before purchasing any of the shares being offered for sale pursuant to this prospectus.

Our principal executive offices are located at 20271 Goldenrod Lane, 2nd Floor Germantown, MD 20876, and our telephone number at that address is 301.366.4960.

Investing in our common stock is highly speculative and involves a high degree of risk. You should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 5 of this reoffer prospectus before investing in our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is March 28, 2014.

TABLE OF CONTENTS

Cautionary Note Regarding Forward Looking Statements	2
Prospectus Summary	3
Risk Factors	5
Use of Proceeds	5
Selling Stockholders	5
Plan of Distribution	6
Interest of Named Experts and Counsel	7
Experts	7
Incorporation of Certain Documents By Reference	7
Where You Can Find More Information	8
Disclosure of Commission Position on Indemnification for Securities Law Violations	8

You should rely only upon the information contained or incorporated by reference in this reoffer prospectus and the registration statement of which this reoffer prospectus is a part. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this reoffer prospectus is accurate only as of the date on the front cover of this reoffer prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. This reoffer prospectus is based on information provided by us and other sources that we believe are reliable. We have summarized certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this reoffer prospectus. In making an investment decision, you must rely on your own examination of our business and the terms of the offering, including the merits and risks involved.

We obtained statistical data, market data and other industry data and forecasts described or incorporated by reference in this reoffer prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information. We have not sought the consent of the sources to refer to their reports appearing or incorporated by reference in this reoffer prospectus.

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Cautionary Note Regarding Forward Looking Statements

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “may,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Our forward-looking statements are based on assumptions that we believe to be reasonable but that may not prove to be accurate. The statements do not include the potential impact of future transactions, such as an acquisition, disposition, merger, joint venture or other transaction that could occur. We undertake no obligation to publicly update or revise any forward-looking statement.

Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC. Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements due to a number of factors including, but not limited to, those set forth below under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2013, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.  Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

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PROSPECTUS SUMMARY

This reoffering prospectus relates to the resale of up to 16,981,015 shares of our common stock by the selling stockholders. The selling stockholders described in this prospectus may sell the Shares until we terminate this offering. The following summary highlights selected information contained in this reoffer prospectus. This summary does not contain all of the information you should consider before investing in the securities.

Before making an investment decision, you should read the entire reoffer prospectus carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference. Most of the information about us that you need to know before you invest in the Shares is not included, but rather is incorporated by reference, in this reoffering prospectus. You should obtain and read the information described below under the headings “Documents Incorporated by Reference” and “Where You Can Find More Information” in order to get important information about Neuralstem.

All references in this prospectus to “Neuralstem,” “we,” “us,” “our” or “our company” refer to Neuralstem, Inc. and our subsidiaries.  Also, any reference to “common shares” or “common stock” refers to our $.01 par value common stock.

Our Business

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus and may not contain all of the information that is important to you. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying base prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-8, and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying base prospectus when making an investment decision.

Overview

We are focused on the development and commercialization of treatments based on our human neuronal stem cells and our small molecule compounds. We are headquartered in Rockville, Maryland and have a wholly-owned subsidiary in China.

We have developed and maintain a portfolio of patents and patent applications that form the proprietary base for our research and development efforts. We own or exclusively license forty-nine (49) U.S. and foreign issued patents and sixty (60) U.S. and foreign patent applications in the field of regenerative medicine, related to our stem cell technologies as well as our small molecule compounds. At times we have licensed the use of our intellectual property to third parties.

We believe our technology base, in combination with our know-how, and collaborative projects with major research institutions, will facilitate the development and commercialization of products for use in the treatment of a wide array of neurodegenerative conditions and in regenerative repair of acute disease.

Regenerative medicine is a young and emerging field. Regenerative medicine is the process of creating living, functional tissues to repair or replace tissue or organ function lost due to age, disease, damage, or congenital defects. There can be no assurances that our intellectual property portfolio will ultimately produce viable commercialized products and processes. Even if we are able to produce a commercially viable product, there are strong competitors in this field and our products may not be able to successfully compete against them.

All of our research efforts to date are at the pre-clinical or clinical stage of development. We are focused on leveraging our key assets, including our intellectual property, our scientific team and our facilities, to advance our technologies. In addition, we pursue strategic collaborations with members of academia and industry.

Clinical Programs

We have devoted substantially all our efforts to the development of our stem cell and small molecule compounds and their pre-clinical and clinical development.  Below is a description of our four most advanced clinical programs, their intended indication, current stage of development and our expected future development plans:

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Program	Indication	Development Status	Future Development Plan
NSI – 566	Amyotrophic Lateral Sclerosis (ALS)	Commenced Phase II clinical trials.	Anticipated to complete dosing of the Phase II clinical trials during the second quarter of 2014.

NSI – 566	Chronic Spinal Cord Injury	Approved to commence Phase I clinical trials.	Phase I Trial expected to commence during the second quarter of 2014.

NSI – 566	Motor deficits due to ischemic stroke	Commenced combined Phase I/II clinical trials in China.	Dosing commenced during the fourth quarter of 2013.

NSI – 189	Major Depressive Disorder	Completed Phase Ia, Phase Ib dosing complete.	Actively looking to partner development after Phase Ib trial. Final Phase I data is being reviewed.

Employees

As of February 28, 2014, we had 15 full-time employees and one (1) full-time independent contractor. Of these full-time employees and contractor, 11 work on research and development and five (5) in administration. We also use the services of numerous outside consultants in business and scientific matters.

Our Corporate Information

We were incorporated in Delaware in 2001. Our principal executive offices are located at 20271 Goldenrod Lane, 2nd Floor Germantown, MD 20876, and our telephone number is 301.366.4960. Our website is located at www.neuralstem.com.

Additional Information

Since inception in 1996 and through December 31, 2013, we have accumulated losses totaling approximately $128,426,000. On December 31, 2013, we had a working capital surplus of approximately $11,683,000 and stockholders’ equity of approximately $8,418,000.  Our net losses for the three most recent fiscal years have been approximately $19,832,000, $10,122,000 and $12,519,000 for 2013, 2012 and 2011, respectively. Since our inception, we have funded our operations through the sale of our securities, the exercise of investor warrants, and to a lesser degree, from grants and research contracts and other revenue generating activities such as licensing.

Our ability to generate substantial revenues and achieve profitability will depend upon our ability to complete the development of our proposed products, obtain the required regulatory approvals, manufacture, and market and sell our proposed products. To date, we have not generated any revenue from the commercial sale of our proposed products and do not anticipate recognizing any revenues from such source for the foreseeable future. No assurances can be given as to exactly when, if at all, we will be able to fully develop, commercialize, market, sell and/or derive any, let alone material, revenues from our proposed products. Given the uncertainty of our technologies and business, we cannot predict when, or if ever, we will be able to realize revenues related to our products.  As a result, we will be primarily dependent on our ability to raise capital through the sale of our securities for the foreseeable future.

The Offering

Outstanding Common Stock:	77,886,031 shares of our common stock are outstanding as of December 31, 2013.

Common Stock Offered:	Up to 16,981,015 shares of common stock for sale by the selling stockholders (which include our executive officers and directors) for their own account pursuant to the Plans.

Selling Stockholders:	The selling stockholders are set forth in the section entitled “Selling Stockholders” of this reoffer prospectus on page 5.

Proceeds:	We will not receive any proceeds from the sale of our common stock by the selling stockholders. We would, however, receive proceeds upon the cash exercise of the stock options by those who receive options under the Plans. Any cash proceeds will be used by us for general corporate purposes.

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Risk Factors:	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

NYSE MKT Trading Symbol:	CUR

The number of shares of Outstanding Common Stock as of December 31, 2013 is 77,886,031 and excludes:

•	38,164,026 common shares reserved for issuance upon the exercise of current outstanding options, warrants, convertible securities at a weighted-average exercise price of $1.70.

•	401,625 common shares reserved for issuance upon the vesting and termination of certain transfer restrictions with regard to restricted stock units and restricted stock awards.

•	4,695,359 common shares reserved for issuance pursuant to future awards under the Plans.

RISK FACTORS

We have included discussions of the risks, uncertainties and assumptions under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2013 (as updated in our subsequently filed Quarterly Reports on Form 10-Q), which risk factors are incorporated by reference into this reoffer prospectus. See the sections of this reoffering prospectus entitled “Documents Incorporated by Reference” and “Where You Can Find More Information” for a description of the information incorporated herein by reference and with regard to receiving a copy of such information.

Investing in our securities involves a high degree of risk.

Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe herein and in any document incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2013, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this reoffer prospectus, including filings made after the date hereof. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our business or operations.

Please also read carefully the section above entitled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the selling stockholders pursuant to this prospectus. The selling stockholders will receive all proceeds from the sales of these shares, and they will pay any and all expenses incurred by them for brokerage, accounting or tax services (or any other expenses incurred by them in disposing of their shares). In the event the selling stockholders exercise their awards with cash, we will receive cash proceeds from such exercise. The amount of such proceeds will be dependent on a number of factors which we cannot calculate at this time including the exercise price of the awards. All proceeds received from the exercise of awards, if any, will be used for working capital.

SELLING STOCKHOLDERS

This reoffer prospectus relates to the offering and sale, from time to time, of up to 16,981,015 shares of our common stock that are being registered for reoffers and resales by selling stockholders who have acquired or may acquire shares pursuant to our Plans. Offers and sales by selling stockholders who are our “affiliates” (as such term is defined in Rule 405 under the Securities Act) are also covered by this reoffer prospectus. The selling stockholders may acquire additional shares of our common stock under the Plans. The selling stockholders may resell any or all of the shares of our common stock, when issued, subject to vesting conditions in some cases, while this prospectus is effective. See “Plan of Distribution.”

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The selling stockholders are our prior, current and future officers and directors (or any of their respective assigns) who and considered affiliates and have acquired or may acquire in the future shares of our common stock under our Plans. The selling stockholders may, from time to time, resell all, a portion or none of the shares of our common stock covered by this reoffer prospectus. There is no assurance that any of the selling stockholders will sell any or all of the shares offered by them under this reoffer prospectus.

The information in the table below sets forth, for each selling stockholder, based upon information available to us as of March 21, 2014, the number of shares of our common stock beneficially owned before and after the sale of the shares (assuming the sales of all shares) and the percentage of the outstanding shares of our common stock beneficially owned after the sale of the shares.

The table below also sets forth “Shares being Registered”, which represents the number of Shares that could be sold under this prospectus by the holder assuming the vesting of all awards, achievement of all performance criteria and exercise of all options. The amounts listed under “Shares being Registered” do not constitute commitments to sell any or all of the stated number of Shares. The actual number of Shares to be sold, if any, shall be determined from time to time by each selling stockholder in his or her discretion. We have not been informed whether any selling stockholders intend to sell any Shares.

Any changed information will be set forth in an amendment to the registration statement or supplement to this reoffer prospectus, to the extent required by law.

		Common Shares Owned Before Sale (1)						Common Shares Owned After Sale (2)
Name	Position	Held Outright	Convertible Securities(3)	Amount	% of class	Shares being registered		Amount	% of Class
Karl Johe, Ph.D	CSO	674,994	13,437,264	14,112,258	15.17	10,580,511	(4)	3,531,747	3.94
Richard Garr, JD	CEO, General Counsel	1,407,261	5,110,072	6,517,333	7.12	5,462,006	(5)	1,055,327	1.22
Scot Ogilvie	Director	15,000	270,000	285,000	*	270,000	(6)	15,000	*
William Oldaker	Director	104,300	373,898	478,198	*	388,898	(7)	89,300	*
Stanley Westreich	Director	1,513,604	183,898	1,697,502	2.0	239,600	(8)	1,457,902	1.68
Catherine Sohn	Director	25,000	15,000	40,000	*	40,000	(9)	-	*
		3,740,159	19,590,456	23,130,291	24.72	16,981,015		6,149,276	6.84

* Less than 1%

(1)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any common shares as to which a shareholder has sole or shared voting power or investment power, and also any common shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There were 86,717,136 common shares outstanding as of March 21, 2014.

(2)	Assumes the sale of all common shares being registered pursuant to this registration statement.

(3)	Includes shares underlying Convertible Securities.

(4)	Represents: (i) 10,437,264 shares underlying common stock purchase options, and (ii) 143,247 restricted stock units.

(5)	Represents: (i) 5,110,072 shares underlying common stock purchase options, (ii) 157,924 restricted stock units, and (iii) 194,010 common shares acquired upon the exercise of options.

(6)	Represents: 270,000 shares underlying common stock purchase options.

(7)	Represents: (i) 373,898 shares underlying common stock purchase options, and (ii) 15,000 restricted stock units.

(8)	Represents: (i) 183,898 shares underlying common stock purchase options, and (ii) 55,702 restricted stock units.

(9)	Represents (i) 15,000 shares underlying common stock purchase options, and (ii) 15,000 restricted stock units.

PLAN OF DISTRIBUTION

For purposes of this reoffer prospectus, the term “selling stockholder” means and includes:

•	the persons identified in the table above as the selling stockholders; and

•	any of the donees, pledgees, distributees, transferees or other successors in interest of those persons referenced above who may: (a) receive any of the shares after the date of this reoffer prospectus and (b) offer or sell those shares hereunder.

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The shares offered by this reoffer prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The selling stockholders as of the date of this reoffer prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the shares offered hereby. The distribution of the shares by the selling stockholders may be effected: in one or more transactions that may take place on any stock exchange, market or trading facility (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the selling stockholders, or through market makers, dealers or underwriters acting as principals who may resell the shares on any stock exchange, market or trading facility; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of the shares. Notwithstanding the forgoing, the selling stockholders are not required to sell any shares of the shares.

The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our common stock. The broker-dealer may then resell or otherwise transfer such shares pursuant to this reoffer prospectus.

The selling stockholders also may lend or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so lent, or upon a default the broker-dealer may sell the pledged shares stock pursuant to this reoffer prospectus. Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. To the best of our knowledge, there is no underwriter or coordinating broker acting in connection with the proposed sale of the shares.

Although the shares are not currently being underwritten, the selling stockholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of the shares may be deemed “underwriters” within the meaning of the Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the issuance of the securities offered hereby will be passed upon for us by The Silvestre Law Group, P.C. Westlake Village, California.  The Silvestre Law Group, P.C. or its affiliates or principals own 54,000 shares of common stock and 150,000 common stock purchase warrants.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Stegman & Company, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.  Stegman & Company has no interest in the shares being registered in this filing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement on Form S-8.  The prospectus is prepared in accordance with the requirements of Part I of Form S-3 and General Instruction C of the instructions to Form S-8.  The SEC allows this filing to “incorporate by reference” information that the Company previously has filed with the SEC.  This means the Company can disclose important information to you by referring you to other documents that it has filed with the SEC.

The information that is incorporated by reference is considered part of this prospectus, and information that the Company files later will automatically update and may supersede this information.  For further information about the Company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

•	Our Annual Report on Form 10-K filed with the Commission on March 10, 2014, for the year ended December 31, 2013;

•	Our Current Reports on Form 8-K filed on January 6, 9, 13, 14, 17 and 31, February 11, March 10 and 17, of 2014 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01);

•	The description of our common stock contained in our registration statement on Form 8-A (Registration No. 001-33672), as amended , filed with the Commission on August 23, 2007.

All documents filed by the Company subsequent to those listed above with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: NEURALSTEM, INC, 20271 Goldenrod Lane, 2nd Floor Germantown, MD 20876, Attn: Shareholder Services, Tel: 301.366.4960.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement to register the securities offered by this prospectus under the Securities Act. This prospectus is part of that registration statement, but omits certain information contained in the registration statement, as permitted by SEC rules. For further information with respect to our Company and this offering, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance, if the document is filed as an exhibit, reference is made to the copy of the document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference. You may obtain copies of the registration statement, including exhibits, as noted in the paragraph below or by writing or telephoning us at:

NEURALSTEM, INC

20271 Goldenrod Lane, 2nd Floor

Germantown, MD 20876

Attn: Shareholder Services

Tel: 301.366.4960

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You can also inspect reports, proxy statements and other information about us at the offices of the National Association of Securities Dealers, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. We maintain a website at http://www.neuralstem.com.  Information contained in or accessible through our website does not constitute a part of this prospectus.

In addition to announcing material financial information through our website, press releases, SEC filings and public conference calls and webcasts, we also intend to use the following social media channels as a means of disclosing information about the company, its services and other matters and for complying with our disclosure obligations under Regulation FD:

•	Neuralstem’s Twitter Account (https://twitter.com/Neuralstem_Inc)
•	Neuralstem’s Facebook Page (https://www.facebook.com/Neuralstem)
•	Neuralstem’s Company Blog (http://neuralstem.com/neuralstem-ceo-blog)
•	Neuralstem’s Google+ Page (https://plus.google.com/u/0/b/104875574397171789280/104875574397171789280/posts)
•	Neuralstem’s LinkedIn Company Page (http://www.linkedin.com/company/neuralstem-inc-)

The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these accounts and the blog, in addition to following the company’s press releases, SEC filings and public conference calls and webcasts. This list may be updated from time to time.

We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

DISCLOSURE OF COMMISSION POSITION

ON INDEMNIFICATION

Our directors and officers are indemnified as provided by the Delaware General Corporation Law, our Certificate of Incorporation, our Bylaws and pursuant to agreements. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

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NEURALSTEM, Inc.

86,717,136 Shares of Common Stock

PROSPECTUS

March 28, 2014

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents By Reference.

The following documents filed by the Company with the SEC are incorporated by reference in this Registration Statement:

•	Our Annual Report on Form 10-K filed with the Commission on March 10, 2014, for the year ended December 31, 2013;

•	Our Current Reports on Form 8-K filed on January 6, 9, 13, 14, 17 and 31, February 11, March 10 and 17, of 2014 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01);

•	The description of our common stock contained in our registration statement on Form 8-A (Registration No. 001-33672), as amended , filed with the Commission on August 23, 2007.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such reports and documents.  Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement.

Item 4.    Description of Securities.

Not Applicable

Item 5. Interest of Named Experts and Counsel

The validity of the issuance of the securities offered hereby will be passed upon for us by The Silvestre Law Group, P.C. Westlake Village, California.  The Silvestre Law Group, P.C. or its affiliates or principals own 54,000 shares of common stock and 150,000 common stock purchase warrants.

Item 6. Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law, as amended, or DGCL, allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies if (i) such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Our certificate of incorporation states that, to the fullest extent permitted by the DGCL, no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as director.

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Our bylaws provide that we shall, to the fullest extent authorized by the DGCL, indemnify any person who was or is made a party or threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was our director or officer or is or was serving at our request as a director or officer of another corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, against all expenses, liability or loss reasonably incurred or suffered by such person in connection with such action, suit or proceeding. Our bylaws also provide that we may enter into one or more agreements with any director, officer, employee or agent of ours, or any person serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, that provides for indemnification rights equivalent to or, if our board of directors so determines, greater than, those provided for in such bylaws.

Item 7. Exemption from Registration Claimed.

The issuance of the shares of restricted stock being registered for resale in this registration statement was exempt from registration under the Securities Act by reason of Section 4(2) thereof, since the issuances were made to a small number of directors, officers and employees of the Company and were not public offerings.

Item 8. Exhibits

See Exhibit Index beginning on page 13 of this registration statement.

Item 9. Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Neuralstem, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, Maryland on the 28th day of March, 2014.

NEURALSTEM, INC.

By:
/s/ I. Richard Garr
I. Richard Garr
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Richard Garr, Chief Executive Officer as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this amended registration statement (including further post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed below by the following persons in the capacities and on the date indicated.

REGISTRANT’S OFFICERS AND DIRECTORS

Name	Title	Date

/s/ I. Richard Garr	President, Chief Executive Officer, General Counsel and Director	March 28, 2014
I. Richard Garr	(Principal executive officer)

/s/ I. Richard Garr	Chief Financial Officer (Principal financial and accounting officer)	March 28, 2014
I. Richard Garr

/s/ Karl Johe	Chairman of the Board and Director	March 28, 2014
Karl Johe

/s/ William Oldaker	Director	March 28, 2014
William Oldaker

/s/ Scott V. Ogilvie	Director	March 28, 2014
Scott V. Ogilvie

/s/ Stanley Westreich	Director	March 28, 2014
Stanley Westreich

/s/ Dr. Catherine Sohn	Director	March 28, 2014
Dr. Catherine Sohn

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INDEX TO EXHIBITS

		Filed/	Incorporated by Reference
Exhibit No.	Description	Furnished Herewith	Form	Exhibit No.	File No.	Filing Date

3.01(i)	Amended and Restated Certificate of Incorporation of Neuralstem, Inc. filed on 9/29/05		10-K	3.01(i)	001-33672	3/31/09

3.02(i)	Certificate of Amendment to Certificate of Incorporation of Neuralstem, Inc. filed on 5/29/08		DEF 14A	Appendix I	001-33672	4/24/08

3.03(ii)	Amended and Restated Bylaws of Neuralstem, Inc. adopted on 7/16/07		10-QSB	3.2(i)	333-132923	8/14/07

4.01**	Amended and Restated 2005 Stock Plan adopted on 6/28/07		10-QSB	4.2(i)	333-132923	8/14/07

4.02**	Non-qualified Stock Option Agreement between Neuralstem, Inc. and Richard Garr dated 7/28/05		SB-2	4.4	333-132923	6/21/06

4.03**	Non-qualified Stock Option Agreement between Neuralstem, Inc. and Karl Johe dated 7/28/05		SB-2	4.5	333-132923	6/21/06

4.04**	Neuralstem, Inc. 2007 Stock Plan		10-QSB	4.21	333-132923	8/14/07

4.05**	Form of employee and consultant option grant pursuant to our 2007 Stock Plan and 2010 Equity Compensation Plan		10-K	4.23	001-33672	3/31/10

4.06**	Amended Neuralstem 2010 Equity Compensation Plan adopted on June 21, 2013		DEF 14A	Appendix I	001-33672	4/30/13

4.07**	Form of Restricted Stock Award Agreement pursuant to our 2007 Stock Plan and 2010 Equity Compensation Plan		S-8	4.06	333-172563	3/1/11

4.08**	Form of Restricted Stock Unit Agreement		S-8	4.08	333-172563	3/1/11

5.01	Opinion of Silvestre Law Group, P.C.	*

21.01	Subsidiaries of Registrant		10-K	21.01	001-33672	3/10/14

23.01	Consent of Stegman & Company	*

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23.02	Consent of Silvestre Law Group, P.C. (contained in opinion filed as Exhibit 5.01 to this registration statement)	*

31.2	Power of Attorney — Included on the signature page	*

24.01	Power of Attorney — Included on the signature page	*

*	Filed herein
**	Management contracts or compensation plans or arrangements in which directors or executive officers are eligible to participate.

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